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                                                                     Exhibit 8.1


                                 March 14, 2003

First National Funding LLC
1620 Dodge Street
Omaha, NE 68102

     Re:      First National Master Note Trust, Series 2003-1 Asset Backed Notes

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (Registration Nos. 333-86574-00 and 333-86574-01) of First National Funding LLC (the "LLC") and First Bankcard Master Credit Card Trust (the "Master Trust") (collectively, the LLC and the Master Trust are referred to herein as the "Co-Registrants"), together with the exhibits thereto, as amended (the "Registration Statement"), registering notes representing debt of First National Master Note Trust (the "Trust"), and the related Prospectus, dated March 13, 2003, and Prospectus Supplement, dated March 13, 2003 (together, the ("Prospectus"), filed by the Co-Registrants with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 (b) under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of $415,000,000 Class A Series 2003-1 Asset Backed Notes, $38,750,000 Class B Series 2003-1 Asset Backed Notes and $46,250,000 Class C Series 2003-1 Asset Backed Notes (the "Series 2003-1 Notes"), you have requested our opinion regarding the description of material tax consequences related to the issuance of the Series 2003-1 Notes (the "Offering") as described in the Prospectus. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus. This opinion letter is furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K.

Our opinion is based on our examination of the Prospectus, the Master Indenture, dated as of October 24, 2002 (the "Master Indenture"), a copy of which is included as Exhibit 4.1 to the Form 8-K filed with the Commission on November 4, 2002, as supplemented by an Indenture Supplement, dated as of March 20, 2003 (the "Indenture Supplement", and together with the Master Indenture, the "Indenture"), a copy of the form of which is included as Exhibit 4.2 to the Registration Statement, and the specific terms of which are summarized in the Prospectus, each by and between the Trust and The Bank of New York, as indenture trustee (the "Indenture



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March 14, 2003
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Trustee"), and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegatee of the servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Series 2003-1 Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Series 2003-1 Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the federal income tax laws including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

Based on the foregoing, as of the date hereof, we adopt and confirm the opinions set forth in the Prospectus under the heading "Federal Income Tax Consequences," which discusses the federal income tax consequences of the purchase, ownership and disposition of the Series 2003-1 Notes.

We hereby consent to the filing of this opinion letter as an exhibit to the Co-Registrants' Current Report on Form 8-K, dated on or about March 14, 2003 and to the references to this firm under the headings "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus. In giving such consent we do not admit that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or Prospectus, including this opinion letter as an exhibit or otherwise.


                                             Very truly yours,

                                             /s/ Kutak Rock LLP

                                             KUTAK ROCK LLP